Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kristin Kelley
VP, Global & Corporate Communications
Kristin.kelley@o-i.com

O-I Announces Plant Closure in Atlanta

PERRYSBURG, Ohio (May 16, 2018) — Owens-Illinois, Inc. (NYSE: OI) today announced that it has finalized plans to cease production at its Atlanta, GA, plant.  The closure is expected to occur on or after July 18, 2018. O-I intends to facilitate the closure in a respectful manner for the approximately 250 people impacted at the Atlanta plant. Current customers of the plant will be served by other domestic plants in the O-I network.

The Company remains strongly focused on optimizing the overall efficiency of, and investments in, its regional plant network.  The required capital outlay for the Atlanta operations and continued decline of beer in the domestic market influenced the decision to close the plant. O-I’s supply-demand profile in the U.S. will be roughly balanced after this closure.

In the U.S., the Company continues to generate solid, above-market volume growth in non-megabeer, most pronounced in spirits, wine, food and non-alcoholic beverages, due to enhanced commercial capabilities and conversion of manufacturing capacity in favor of non-beer products. For instance, the Company has continued success in growing premium categories, such as kombucha, yogurt and sauces. The Company’s transformational strategy continues to enhance its ability to serve its customers most effectively in terms of overall value, including quality, service and cost.

About O-I

Owens-Illinois, Inc. (NYSE: OI) is the world’s largest glass container manufacturer and preferred partner for many of the world’s leading food and beverage brands. The Company had revenues of $6.9 billion in 2017 and employs more than 26,500 people at 78 plants in 23 countries. With global headquarters in Perrysburg, Ohio, O-I delivers safe, sustainable, pure, iconic, brand-building glass packaging to a growing global marketplace. For more information, visit o-i.com.

Forward-Looking Statements

This document contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the

Securities Act of 1933. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions,  disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (5) consumer preferences for alternative forms of packaging, (6) cost and availability of raw materials, labor, energy and transportation, (7) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (8) consolidation among competitors and customers, (9) the Company’s ability to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (10) unanticipated expenditures with respect to environmental, safety and health laws, (11) unanticipated operational disruptions, including higher capital spending, (12) the Company’s ability to further develop its sales, marketing and product development capabilities, (13) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (14) the Company’s ability to prevent and detect cybersecurity threats against its information technology systems, (15) the Company’s ability to accurately estimate its total asbestos-related liability or to control the timing and occurrence of events related to asbestos-related claims, (16) changes in U.S. trade policies, (17) the Company’s ability to achieve its strategic plan, and the other risk factors discussed in the Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.